SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________
FORM 8-K
______________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2018

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2018, Charter Communications, Inc. (the “Company”), announced that Dr. John C. Malone has retired from the Board of Directors of the Company (the “Board”), but will continue to serve as a director emeritus. Dr. Malone’s retirement as a director of the Company was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company. As a director emeritus, Dr. Malone would continue to attend Board meetings, but will not have a vote on matters presented.

Dr. Malone served on the Board as a designee of Liberty Broadband Corporation (“Liberty Broadband”) under the terms of the Second Amended and Restated Stockholders Agreement, dated as of May 23, 2015, by and among, the Company, Liberty Broadband and Advance/Newhouse Partnership (the “Stockholders Agreement”). In conjunction with Dr. Malone’s retirement from the Board, Liberty Broadband nominated James E. Meyer, the Chief Executive Officer of Sirius XM Holdings Inc., to replace Dr. Malone on the Board and to serve along with Liberty Broadband’s other two designees, Gregory B. Maffei and Balan Nair, pursuant to its rights set forth in the Stockholders Agreement. On July 24, 2018, the Board appointed Mr. Meyer to the Board and also appointed him to the Nominating and Corporate Governance Committee to fill the vacancies resulting from Dr. Malone’s resignation.

In connection with his appointment, the Board granted Mr. Meyer restricted stock with a value of $135,616, which was calculated by prorating the amount of the annual restricted stock grant made to each of the Company’s non-employee directors under the Company’s compensation program for non-employee directors. The Company’s compensation program for non-employee directors is more fully described in the proxy statement for the Company’s 2018 Annual of Stockholders filed by the Company with the Securities and Exchange Commission on March 15, 2018.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Dr. Malone’s appointment on July 24, 2018 as a director emeritus, the Company amended its Bylaws (the “Bylaws”) to formally establish the positions of Chairman Emeritus and Director Emeritus and define the rights and responsibilities thereof.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Bylaws, including the language added by the amendment appearing in Section 3.11 of the amended Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On July 24, 2018, the Company issued a press release announcing Dr. Malone’s retirement and Mr. Meyer’s appointment. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are being filed as part of this report:

Exhibit	Description

3.1	Amendment to Bylaws of Charter Communications, Inc. dated July 24, 2018.
99.1	Press release dated July 24, 2018, announcing the retirement of Dr. John C. Malone and the appointment of James E. Meyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Patricia A. Baldes
Patricia A. Baldes
Date: July 30, 2018		Group Vice President - External Reporting & Policy

CCO Holdings, LLC
Registrant

	By:	/s/ Patricia A. Baldes
Patricia A. Baldes
Date: July 30, 2018		Group Vice President - External Reporting & Policy

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Patricia A. Baldes
Patricia A. Baldes
Date: July 30, 2018		Group Vice President - External Reporting & Policy

Exhibit Index

Exhibit	Description

3.1	Amendment to Bylaws of Charter Communications, Inc. dated July 24, 2018.
99.1	Press release dated July 24, 2018, announcing the retirement of Dr. John C. Malone and the appointment of James E. Meyer.